UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 1, 2015
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

As previously reported on Form 8-K, dated April 15, 2015, Stephen M. Smith announced his intentions to retire as President and Chief Executive Officer of John Wiley & Sons, Inc., effective June 1, 2015.

As also reported on Form 8-K, dated April 15, 2015, the Board of Directors of John Wiley & Sons, Inc. (the “Company”) appointed Mark Allin, President and Chief Executive Officer, effective June 1, 2015.  The Board of Directors (the “Board”) has also appointed Mr. Allin to the Board, effective June 1, 2015, replacing Mr. Smith who resigned from the Board concurrent with his retirement from the Company.

Mr. Allin is a 14-year Wiley veteran, joining the Company with the acquisition of Capstone Publishing (which he founded) in 2000.  He went on to serve as Managing Director of Wiley Asia, before being promoted to Executive Vice President, Professional Development in 2010, Chief Operating Officer in 2015, and the Company’s 12th President and Chief Executive Officer on June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: June 1, 2015